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                                                                   EXHIBIT 10.10

                        CHANNELL COMMERCIAL CORPORATION
                             1996 PERFORMANCE-BASED
                       ANNUAL INCENTIVE COMPENSATION PLAN

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                        CHANNELL COMMERCIAL CORPORATION

                             1996 PERFORMANCE-BASED
                       ANNUAL INCENTIVE COMPENSATION PLAN

     1. NAME AND EFFECTIVE DATE. The plan hereby created will be known as the Channell Commercial Corporation 1996 Performance-Based Annual Incentive Compensation Plan (the "Plan"). The Plan was adopted effective ____________, 1996 and was approved by unanimous written consent of the Company's shareholders dated __________, 1996.

     2. PURPOSE. The purpose of the Plan is to provide additional compensation as an incentive to key employees and other service providers to attain certain specified performance objectives of Channell Commercial Corporation (the "Company") and to ensure the continued availability of their full-time or part-time services to the Company.

     3. ADMINISTRATIVE COMMITTEE. The Plan will be administered by the Compensation Committee of the Company's Board of Directors, consisting entirely of two or more persons who are both: (i) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from time to time, the "Code"), and (ii) "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), or, whether or not that committee fails to consist entirely of persons who are both "outside directors" and "disinterested persons," by another committee of at least two members of the Board that is designated by the Board to administer the Plan (in either event, the "Committee"). The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

     4. ELIGIBLE PARTICIPANTS. For each Plan award period, the participants entitled to share in the benefits of the Plan are the employees of and other service providers to the Company designated by the Committee (hereinafter, collectively, "participants"). A participant whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in the Plan or receive any benefits with respect to any later award period. With respect to the award period in which termination occurs, the Committee will provide for prorated awards based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the Committee in its discretion.

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     5.   AVAILABLE BONUS FUNDS.

          5.1 Award or Pool Amounts and Allocations. The amount of an available award to a participant or the aggregate amount of available awards to all participants for each award period shall be determined based upon an objective computation (the "Formula") of the actual performance of the Company relative to preestablished performance goals (as described in Section 5.2 below). The Committee shall determine the level of performance goals and all computations included within each Formula. The Formula may be different for different participants during a single award period. The performance goal or goals included in each Formula for each award period shall be determined by the Committee from among the following performance measures: level of sales (in the aggregate or for a particular category or categories of sales); EBITDA (i.e.,
                                                                        ----
earnings before interest and taxes plus depreciation and amortization expense) net income; income from operations; earnings per share; return on sales; reduction in expenditure levels for a particular category or categories of expenses versus a prior period; return on total capital; increase in the price of the Company's stock over a specified period; invention, design or development of proprietary product or improvements thereto (patented or otherwise), or sales of such proprietary products or improvements or profitability achieved from sales of proprietary products or improvements; and return on equity. If the Committee sets an aggregate amount of available awards to all participants for a particular award period (a "Bonus Pool"), to determine the amount of the award for each participant under the Plan for that award period, the Committee shall designate a percentage of the Bonus Pool awarded to each such participant for such award period. If the Committee establishes a Bonus Pool, the determination of the amount of the Bonus Pool and each participant's participation therein shall be based strictly upon the Formula and such percentage participations, except that the Committee may, in its discretion, (a) designate in advance a maximum dollar award for any award period with respect to any participant, and/or (b) designate in advance that certain prior incentive awards (under this Plan or otherwise) made to a participant will be deducted from award amounts otherwise earned under the Plan. If the Committee does not establish a Bonus Pool, the determination of each participant's award shall be based strictly upon the Formula applicable to each such participant for the corresponding award period, subject to the same caveats (a) and (b) indicated in the preceding sentence. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award determined in accordance with the Plan. The reduction in any participant's award with respect to any award period as a result of the Committee's exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized awards from a Bonus Pool or otherwise) with respect to such award period. Notwithstanding anything in the Plan to the contrary, no participant shall be entitled to earn in excess of One Million Dollars

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($1,000,000) in cash or one hundred thousand (100,000) shares of Common
Stock under the Plan with respect to any single calendar year.

          5.2 Timing of Committee Determinations. The Committee shall (a) set the Formula (including the identification of performance measures and goals) for determining the size of the Bonus Pool and the allocated percentages of the participants in the Bonus Pool, and (b) set the Formula (including the identification of performance measures and goals) for non-Bonus Pool awards, as applicable, for each award period in advance of the commencement of such award period; provided, however, that with respect to any award period consisting of at least a full calendar year, such determinations may be made on or before March 31 of such year provided that the award period corresponding to those determinations shall conclude no earlier than nine months following the date on which the Committee's determinations are made.

           5.3 Determination of Performance Measures. The Committee may adjust the Formula (including the identification of performance measures and goals) relative to the elements thereof utilized for prior award periods, within the limits specified herein, with respect to each award period of the Plan. The Committee shall make such adjustments, if at all, with respect to each award period prior to the commencement of such award period.

     6.   AWARD PERIODS; PAYMENT OF AWARDS.

          6.1 Award Periods. Award periods may be quarters, calendar years or such other periods as the Committee may designate.

          6.2 Payments in Cash and Common Stock; Advances. Awards under the Plan will be made reasonably promptly following the conclusion of each award period. Awards will be made, at the discretion of the Committee (i) in cash by Company check, (ii) subject to Section 6.4, through the issuance of shares of the Company's authorized but unissued Common Stock, $0.01 par value ("Common Stock"), or (iii) through any combination of (i) and (ii). All awards under the Plan will be subject to withholding for applicable employment and income taxes. Such withholding obligations shall be satisfied either in cash or in any other method approved by the Committee, in its discretion. No awards under the Plan will be made to any participant following the termination of such participant's employment or service relationship with the Company (other than any amount earned for a concluded award period that remains unpaid, and provided that the Committee will provide for prorated awards based upon satisfaction of performance goals for the entire award period in which termination occurs, with the proration formula to be set by the Committee in its discretion in advance of the commencement of the award period). For all purposes of the Plan, awards shall be deemed fully earned (notwithstanding that the amounts thereof have not been computed) as of the last day of each award period.

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          6.3  Committee Certifications. As a condition precedent to the payment of any award, the Committee shall certify that the objective performance goal for the award has been satisfied and that the amount of the award is no greater than that dictated by the Formula and the participant's allocated percentage of the Bonus Pool, if applicable, for the applicable award period. The Committee shall make such determination by means of a written resolution of the Committee that is maintained in the minute book of the Company.

          6.4 Provisions Applicable to Grants of Common Stock. Common Stock issued in respect of an award under the Plan shall be issued subject to such conditions or restrictions (including restrictions on transfer), if any, as the Committee shall deem appropriate in its discretion. Common Stock issued in respect of an award under the Plan shall, except to the extent that the Committee makes a contrary determination, be subject to restrictions prohibiting any disposition within six months following the date of grant. No person entitled to receive an award of Common Stock under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any Common Stock until certificates representing such shares shall have been issued and delivered. Notwithstanding anything to the contrary herein, no shares shall be issued and delivered hereunder unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The total number of shares of Common Stock that may be issued under this Plan in any fiscal year of the Company, and the number of shares of Common Stock that may be issued under this Plan in any fiscal year of the Company to any single participant, shall not exceed Five Percent (5%) of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the number of shares to be issued pursuant to any award and the maximum number of shares which may be issued under this Plan, as determined by the Committee in its sole discretion. The dollar amount of each award of Common Stock under the Plan shall, for all purposes of the Plan, be deemed equal to the fair market value thereof (determined in accordance with Section 6.5) as of the date of the award or other applicable date of determination, as determined by the Committee.

          6.5 Fair Market Value of Common Stock. The fair market value of a share of Common Stock of the Company shall be determined for purposes

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of this Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal for the business day immediately preceding the date on which the option is exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

     7. NONASSIGNMENT. The interest of any participant in the Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

     8. INDEMNIFICATION. No employee, member of the Committee, or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

     9. AMENDMENT, SUSPENSION OR TERMINATION. The Board of Directors may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action will adversely affect the right of any participant participating hereunder with respect to (a) any award to which he or she may have become entitled hereunder prior to the effective date of such amendment, suspension or termination, or (b) any award period that commenced prior to the taking of such action by the Board. In particular, but without limitation, the Board of Directors shall have the authority to amend or modify the Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code and amendments to the Rules promulgated under Section 16 of the Exchange Act or to continue the compliance of the Plan under such provisions (or any successor provisions). Notwithstanding the foregoing, in the event that any amendment or other modification of or to the Plan requires shareholder approval in order to continue the compliance of the Plan as a "performance-based" plan under Section 162(m) of the Code or to continue compliance with the requirements of Rule 16b-3 promulgated under the Exchange Act, such amendment or modification shall be contingent on the receipt of shareholder approval.

     10. LIMITATIONS; PARTICIPATION IN OTHER PLANS. This Plan is not to be construed as constituting a contract of employment or for services. Nothing

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contained herein will affect or impair the Company's right to terminate the employment or other contract for services of a participant hereunder. The Company's obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards (in the case of cash awards, from its general assets), and no participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company.

     11. GOVERNING LAW. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

     12. TERM. This Plan shall continue in place until terminated by the Board of Directors. Consistent with Section 162(m) of the Code, unless earlier required to continue the compliance of the Plan under Section 162(m), the continued utilization of the Plan shall be subject to shareholder ratification at each fifth annual meeting of shareholders after the date of the unanimous written consent of shareholders pursuant to which this Plan has been approved by the Company's Shareholders.

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